SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 23, 2004

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-27515	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Interlocken Boulevard, Broomfield, Colorado 80021
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 222-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

Item 4.	Changes in Registrant’s Certifying Accountant.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

SIGNATURES

Item 4.                                                        Changes in Registrant’s Certifying Accountant.

(a)                                  Previous independent accountants

i.                                          Gaiam’s Audit Committee discussed fees and other matters relating to accounting services for the 2004 fiscal year with Ernst & Young in December 2003 and did not accept Ernst & Young’s initial engagement proposal for the 2004 fiscal year.  Ernst & Young was asked to submit a revised proposal to the Audit Committee for consideration, and Ernst & Young submitted a revised proposal dated June 7, 2004.  The Audit Committee reviewed and discussed the revised engagement proposal and engaged Ernst & Young to only provide services through the review of Gaiam’s second quarter results, and notified Ernst & Young that Gaiam intended to seek additional bids for 2004 accounting services.  On July 23, 2004, Ernst & Young LLP resigned as Gaiam, Inc.’s independent accountants, effective following Ernst & Young’s review of Gaiam, Inc.’s June 30, 2004 interim financial statements.

ii.                                       The reports of Ernst & Young LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

iii.                                    In connection with its audits for the two most recent fiscal years and through July 23, 2004, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such years.

iv.                                   During the two most recent fiscal years and through July 23, 2004, there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).

v.                                      The Registrant requested that Ernst & Young LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter, dated July 28, 2004, is filed as Exhibit 16 to the Form 8-K.

Item 7.                                Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                Exhibit 16.                                    Letter of Ernst & Young LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

	By:	/s/ Janet Mathews
Janet Mathews
Chief Financial Officer

Date: July 30, 2004